EXHIBIT 10.15

                         FORM OF QUESTIONS AND ANSWERS


                                     [LOGO]
                          FIRST LEESPORT BANCORP, INC.
                                NOVEMBER __, 2001

Dear Shareholder:

         Enclosed please find a Prospectus dated November 9, 2001 regarding the subscription rights offering (the "Rights Offering") for the common stock (the "Common Stock") of First Leesport Bancorp, Inc. (the "Company").

         We felt it might be helpful to explain in the form of questions and answers certain issues relating to the Rights Offering. Nonetheless, for a complete explanation of, among other things, the Rights Offering and the procedures for exercising your rights (the "Rights"), you should carefully read the Prospectus and the Instructions included in the package containing the Subscription Rights Certificate. If you have additional questions, you may contact the Information Agent, Sandler O'Neill Shareholder Services, a division of Sandler O'Neill & Partners, L.P. at (866) 238-9463.

QUESTION 1. I CURRENTLY OWN 1,000 SHARES OF COMPANY COMMON STOCK AND I WANT TO SUBSCRIBE FOR THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK IN THE RIGHTS OFFERING. HOW MANY SHARES OF COMMON STOCK AM I ENTITLED TO SUBSCRIBE FOR?

         ANSWER. For each two shares of Company common stock you hold, you will receive one Right. You will not receive fractional Rights, so the Rights you receive will be rounded up or down to the nearest whole number. For each Right you receive, you are entitled to subscribe for one share of Common Stock (your "Basic Subscription Right"), plus an Oversubscription Privilege of up to two times the number of shares purchased by your exercise of the Basic Subscription Right, if available. Consequently, you will be able to subscribe for 500 shares of Common Stock at $____ per share or $_____ pursuant to the Basic Subscription Right. You also may subscribe for an additional 1,000 shares of Common Stock at $____ per share or $______ subject to availability pursuant to the Oversubscription Privilege.

QUESTION 2. I OWN 1,000 SHARES OF COMPANY COMMON STOCK AND I WANT TO SUBSCRIBE FOR THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK IN THE RIGHTS OFFERING. WHAT SHOULD I DO?

         ANSWER.  Follow these procedures:

             o Complete Form 1 on the back of your Subscription Rights Certificate.

             o Send to American Stock Transfer & Trust Company (the "Subscription Agent"), at ______________ your properly completed and executed Subscription Rights Certificate, together with payment in the amount of $_____ by check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to American Stock Transfer & Trust Company, as Subscription Agent, or by wire transfer of funds to the account maintained by the Subscription Agent for such purpose of

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Shareholder
November __, 2001
Page 2


                accepting subscriptions at [INSERT BANK NAME, ABA NUMBER AND FIRST LEESPORT ACCOUNT NO.]. If you are paying by uncertified check, the funds paid may take at least five business days to clear. Thus, you must make payment sufficiently in advance of 5:00 p.m., Eastern Time, on December 12, 2001 (the "Expiration Time") to ensure that such payment is received and clears before the Expiration Time. You are urged to consider, in the alternative, payment by means of certified check, bank draft, money order or wire transfer of funds.

QUESTION 3. IF I WANT TO SUBSCRIBE FOR ADDITIONAL SHARES OF COMMON STOCK PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE, DO I HAVE TO SEND MY MONEY NOW OR CAN I WAIT UNTIL THE COMPANY DECIDES WHETHER ANY SHARES OF COMMON STOCK ARE AVAILABLE?

         ANSWER. You must exercise the Oversubscription Privilege together with the Basic Subscription Right prior to the Expiration Time, unless the Company extends the Rights Offering to a period no later than 5:00 p.m., Eastern Time, on January 2, 2002. In the event no shares are available, your money will be refunded to you, without interest or penalty.

QUESTION 4. AS A RIGHTS HOLDER, AM I REQUIRED TO SUBSCRIBE IN THE RIGHTS
OFFERING?

         ANSWER. No. While a Rights Holder is entitled either to exercise all or any portion of his or her Basic Subscription Right, a Rights Holder also may choose to do nothing with his or her Basic Subscription Right and allow the Rights to expire. In such event, your equity ownership in the Company will be diluted as a result. If all existing shareholders participate to the maximum extent permitted, the dilution will be approximately __%. If few or no shareholders participate, the equity dilution could equal as much as __%.

QUESTION 5. WHAT HAPPENS TO THOSE SHAREHOLDERS WHO DECIDE NOT TO EXERCISE THEIR RIGHTS TO PURCHASE SHARES OF COMMON STOCK IN THE RIGHTS OFFERING?

         ANSWER. Any time a company issues additional shares, a shareholder's investment in the Company may be "diluted." While all shareholders will experience dilution in their percentage interest in the Company as a result of the Rights Offering, a shareholder who does not exercise his, her or its Rights will experience a greater decrease in their percentage interest in the Company after the Rights Offering than a shareholder who does exercise his, her or its Rights.

QUESTION 6. WHEN DO I HAVE TO MAKE A DECISION WHETHER TO SUBSCRIBE FOR ANY COMMON STOCK?

         ANSWER. The Expiration Time of the Rights Offering is 5:00 p.m., Eastern Time, on December 12, 2001 unless the Company extends it to a period no later than 5:00 p.m., Eastern Time, on January 2, 2002. To participate in the Rights Offering, good funds will have to be received by the Subscription Agent by that time.

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Shareholder
November __, 2001
Page 3


QUESTION 7. IF I SEND IN MY SUBSCRIPTION RIGHTS CERTIFICATE AND MY MONEY NOW, CAN I CHANGE MY MIND ON WHETHER TO PURCHASE THE COMMON STOCK?

         ANSWER. No. Once you exercise Rights, you may not revoke your exercise.

QUESTION 8. HOW MAY I SUBSCRIBE FOR MORE SHARES OF COMMON STOCK THAN THOSE ALLOCATED TO ME IN ACCORDANCE WITH MY BASIC SUBSCRIPTION RIGHT?

         ANSWER. Each Rights Holder who elects to exercise the Basic Subscription Right in full also may subscribe at the Subscription Price for additional shares of Common Stock, subject to availability after completion of the Rights Offering and subject to reduction and proration in the sole judgment and discretion of the Company for regulatory purposes. If an insufficient number of shares of Common Stock are available to satisfy fully all exercises of the Oversubscription Privilege then the available shares of Common Stock will be prorated among Rights Holders who exercise their Oversubscription Privilege.

QUESTION 9. IF THE RIGHTS OFFERING IS NOT COMPLETED, WILL MY SUBSCRIPTION PAYMENT BE REFUNDED TO ME?

         ANSWER. Yes. All funds received with subscriptions will be held in escrow until the completion of the Offering. Funds will only be accepted and exchanged for shares if the conditions described in the Prospectus are satisfied.

QUESTION 10. I HAVE DELIVERED MY SUBSCRIPTION RIGHTS CERTIFICATE AND MONEY TO MY BROKER FOR DELIVERY TO THE SUBSCRIPTION AGENT. IS THERE ANYTHING ELSE I MUST DO?

         ANSWER. Yes. You must complete the [BLUE] form entitled "Notice of Guaranteed Delivery for Subscription Right Certificates Issued by First Leesport Bancorp, Inc." and deliver it by facsimile transmission, overnight courier or mail to the Subscription Agent prior to the Expiration Time.

QUESTION 11. I RECEIVED MANY OTHER FORMS IN MY PACKAGE. WHAT SHOULD I DO WITH THEM?

         ANSWER. Many of the forms will not apply to you if you hold your stock certificate for Company Common Stock. However, if you hold the Company Common Stock in "street name," contact your broker who will advise you which ones must be completed.

                                      * * *

         We hope this letter will assist you with the documents sent to you. You are advised to read the Prospectus in its entirety.

                                             Very truly yours,



                                             Raymond H. Melcher, Jr.
                                             Chairman, President and Chief
                                             Executive Officer